BitGo Announces First Quarter 2026 Financial Results

Continued client growth, market share gains and improving monetization across digital asset sales, staking, and stablecoin-as-a-service

NEW YORK, May 13, 2026 (BUSINESS WIRE) – BitGo Holdings, Inc. (NYSE: BTGO) (“BitGo” or “the Company”), the digital asset infrastructure company, today reported its financial results for its first quarter ended March 31, 2026.

Q1 2026 Operational Highlights

•Launched a derivatives offering in Q1, generating approximately $3 billion in notional trading volume during the first quarter.
•Stablecoin-as-a-Service continued to gain momentum, supported by client adoption, product enhancements, and new partnerships.
•Expanded BitGo’s institutional platform through key partnerships, including 21shares, Stable Sea, SoFi, and The Better Money Company.

Q1 2026 Summary
The following tables present selected key financial and operating metrics for Q1 2026.

Financial Metrics
($ in millions, unless otherwise stated; unaudited)

Metric	Q1 2026	Q1 2025	YoY	Q4 2025	QoQ
Total Revenue	$3,773.6	$1,774.7	112.6%	$6,156.5	(38.7)%
Direct Costs(1)	$3,724.6	$1,729.9	115.3%	$6,096.7	(38.9)%
Net Loss	$(60.7)	$(25.7)	(135.8)%	$(50.0)	(21.3)%
Adjusted EBITDA	$(1.7)	$3.9	N.M.(2)	$12.1	N.M.(2)

Key Performance Indicators (“KPIs”)
(KPIs reflect client activity and assets on the BitGo platform.)

KPIs	Q1 2026	Q1 2025	YoY	Q4 2025	QoQ
Number of Clients	5,569	3,921	42.0%	5,322	4.6%
Number of Users (in millions)	1.2	1.1	7.3%	1.2	1.3%
Assets on Platform (in billions)	$63.0	$90.5	(30.4)%	$81.6	(22.9)%
Normalized Assets on Platform(3) (in billions)	$63.0	$48.6	29.4%	$57.2	10.1%
Assets Staked (in billions)	$11.8	$28.4	(58.3)%	$15.6	(24.1)%
Normalized Assets Staked(3) (in billions)	$11.8	$9.8	20.8%	$9.3	27.2%
______________________________________________________
(1) Direct Costs reflects direct transaction-related digital asset sales costs, staking fees, and stablecoin sponsor fees.
(2) N.M. = Not Meaningful. Period-over-period percentage comparisons are not meaningful due to the magnitude and/or directional nature of the change.
(3) Normalized Assets on Platform and Assets Staked reflects prior period digital asset balances using current quarter average digital asset prices to better illustrate underlying asset growth excluding the impact of digital asset price movements.

Management Commentary

Mike Belshe, CEO of BitGo
“BitGo delivered strong underlying business performance in Q1 despite a challenging market environment, driven by our diversified platform and deepening institutional client relationships.

We continued to gain market share across the business during the quarter. Clients grew 42.0% year-over-year. Normalized Assets on Platform grew 29.4% year-over-year and 10.1% sequentially. Normalized Staked Balances grew 20.8% year-over-year, and 27.2% sequentially. This underlying momentum is a testament to the strength of our platform and the trust of our institutional clients in BitGo.

As institutional adoption of digital assets continues to accelerate, we are investing to ensure BitGo not only scales its core infrastructure, but also remains positioned to lead in emerging areas such as stablecoins and tokenized assets, which we believe will define the next phase of digital finance.”

Ed Reginelli, CFO of BitGo
“Total revenue in Q1 was approximately $3.8 billion, up 112.6% year-over-year but down 38.7% sequentially. At the beginning of the quarter, we launched our derivatives offering, which generated approximately $3 billion in notional trading volume during the quarter. Following the launch, a portion of client activity shifted from spot trading to derivatives products.

Because derivatives revenue is recognized on a net basis, while spot trading revenue is recognized on a gross basis, reported revenue comparisons to prior periods are not directly comparable. Margins within our digital assets business improved to 32 bps from 20 bps a year ago and 24 bps in Q4 2025. We also improved take rates across our staking and stablecoin-as-a-service offerings. Excluding the accounting impact associated with the derivatives mix shift, underlying platform economics remained significantly more resilient than reported revenue trends would otherwise suggest.”

Consolidated Financial Highlights

•Total Revenue of $3.8 billion increased 112.6% year-over-year, driven by higher digital asset sales activity and a broader contribution from Stablecoin-as-a-Service revenue relative to Q1 2025. Sequentially, total revenue declined 38.7%, reflecting a weaker crypto market environment, as well as lower digital asset sales revenue resulting from a shift in client activity from spot trading to derivatives products following the launch of BitGo’s derivatives offering at the beginning of the quarter. Because derivatives revenue is recognized on a net basis, while spot trading revenue is recognized on a gross basis, reported revenue comparisons to prior periods are not directly comparable. Despite this accounting impact within digital asset sales, BitGo continued to see improving margins and take rates across digital asset sales, staking, and stablecoin-as-service during the quarter.

•Net Loss of $(60.7) million compared to net loss of $(25.7) million in Q1 2025 and net loss of $(50.0) million in Q4 2025, was primarily driven by non-cash mark-to-market impacts related to the Company’s Bitcoin treasury, as well as elevated IPO-related stock-based compensation expense. The Company expects stock-based compensation expense to normalize from Q1 20226 levels going forward.

•Adjusted EBITDA Loss of $(1.7) million compared to $3.9 million gain in Q1 2025 and $12.1 million gain in Q4 2025, reflecting weaker market conditions, approximately $3.0 million of one-time legal and professional costs associated with the IPO and other strategic initiatives, and continued investment in product, platform and go-to-market capabilities.

•Basic and Diluted EPS of $(0.62) compared to $(0.69) in the prior year, primarily driven by non-cash mark-to-market impacts related to the Company’s Bitcoin treasury, as well as elevated IPO-related stock-based compensation expense.

•Balance Sheet of $186.6 million of cash and cash equivalents and a digital assets treasury, inclusive of 2,449 Bitcoin, with a fair value of approximately $167.1 million as of March 31, 2026.

Business Line Financial Highlights

BitGo generates revenue by facilitating client activity across its platform, capturing value through transaction-based and recurring fees across multiple offerings.

($ in millions, unless otherwise stated; unaudited)

	Q1 2026	Q1 2026
Offerings	Revenue	Direct Costs(1)	Unit Economics
Digital Asset Sales	$3,659.5	$3,647.8	Margin: 32 bps
Staking	49.4	41.4	Take Rate: 16.1%
Subscriptions and Services	25.6	—	—
Stablecoin-as-a-Service	38.2	35.3	Take Rate: 7.4%
Interest Income	0.9	—	—
Total	$3,773.6	$3,724.6	—

•Digital Asset Sales: Revenue of approximately $3.7 billion increased 127.9% year-over-year but declined 39.3% sequentially, reflecting a shift in client activity from spot trading to derivative products as well as weaker market environment. Because derivatives revenue is recognized on a net basis, while spot trading revenue is recognized on a gross basis, reported revenue comparisons to prior periods are not directly comparable. Overall margin improved to 32 bps from 20 bps a year ago and 24 bps in Q4 2025, reflecting mix benefits from the launch of the higher margin derivatives offering during the quarter.

•Staking: Revenue of $49.4 million declined 66.2% year-over-year and 15.3% sequentially, primarily reflecting lower underlying token prices. Take rates improved to 16.1%, up from 12.5% a year ago and 7.6% in Q4 2025, reflecting the onboarding of additional tokens and a more favorable validator mix. Additionally, on a price-normalized basis, assets staked on the BitGo platform grew 20.8% year-over-year, and 27.2% sequentially.

•Subscriptions and Services: Revenue of $25.6 million increased 11.3% year-over-year but declined 34.8% sequentially. The sequential decline primarily reflected a lower level of one-time ecosystem projects completed during the quarter. While ecosystem project revenue is not recurring in nature, these projects continue to support downstream revenue opportunities across the platform.

•Stablecoin-as-a-Service: Revenue of $38.2 million increased 43.6% sequentially, supported by continued client adoption and new partnerships, including BitGo Mint and related stablecoin workflows. Take rate improved to 7.4% from 5.5% in Q4 2025.

Conference Call and Webcast Information
BitGo will host a call to discuss its results at 5:00 p.m. Eastern Time today, May 13, 2026. A live webcast of the conference call will be available online at https://investors.bitgo.com and an archived replay will be accessible at the same location for up to one year.

About BitGo
BitGo (NYSE: BTGO) is the digital asset infrastructure company delivering custody, wallets, staking, trading, financing, stablecoins, and settlement services from regulated cold storage. Since 2013, BitGo has focused on accelerating the transition of the financial system to a digital asset economy. BitGo maintains a global presence and multiple regulated entities, including BitGo Bank & Trust, National Association, the first federally chartered digital asset trust bank owned by a publicly traded company. Today, BitGo serves thousands of institutions and millions of investors worldwide. For more information, visit www.bitgo.com.

Investor Contact
investors@BitGo.com

Media Contact
press@BitGo.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future operating results and financial condition, our business strategy and plans, market growth and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “target,” “plan,” “expect,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding our future financial performance, including our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating expenses, including changes in operating expenses, and our ability to maintain profitability; our business plan and our ability to effectively manage our growth; our total market opportunity; anticipated trends, growth rates and challenges in our business, the digital asset economy, the price and market capitalization of digital assets in the markets in which we operate; market acceptance of our products and services; beliefs and objectives for future operations; our ability to attract and successfully retain new clients and increase adoption and use of our products and services by existing clients; our ability to develop and introduce new products and services and bring them to market in a timely manner; our expectations concerning relationships with third parties; our ability to maintain, protect, and enhance our intellectual property; our ability to continue to expand internationally; the effects of increased competition in our markets and our ability to compete effectively; future acquisitions or investments in complementary companies, products, technologies, or services; our key business metrics used to evaluate our business, measure our performance, identify trends affecting our business, and make strategic decisions; our ability to stay in compliance with laws and regulations that currently apply or may become applicable to our business both in the U.S. and internationally given the highly evolving and uncertain regulatory landscape; economic and industry trends, projected growth or trend analysis; general economic conditions in the U.S. and globally, including the effects of global geopolitical conflicts, inflation, interest rates, any instability in the global banking sector and foreign currency exchange rates; our ability to operate and grow our business in light of macroeconomic uncertainty; our ability to remediate identified material weaknesses in our internal control over financial reporting; increased expenses associated with being a public company; and other statements regarding our future operations, financial condition, prospects and business strategies.

We have based these forward-looking statements largely on our management’s current expectations and projections about future events and trends that we believe may affect our financial condition, operating results, business strategy, and short-term and long-term business operations and objectives. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the section titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, as such factors may be updated from time to time in our periodic and other documents of BitGo filed with the Securities and Exchange Commission (available at www.sec.gov). Moreover, we operate in a very competitive and rapidly changing environment, and new risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

BitGo Holdings, Inc.
Condensed Consolidated Balance Sheets
(unaudited, in thousands, except share data)

	As of
	March 31, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$186,598	$106,275
Cash and cash equivalents segregated for the benefit of stablecoin holders - restricted	4,392,828	3,313,527
Accounts receivables, net of allowance for credit losses	13,989	15,774
Loan receivables, at amortized cost	170,868	176,655
Digital intangible assets loan receivables	29,529	30,774
Digital intangible assets, at fair value	355,441	344,439
Digital intangible assets collateral, at fair value	224,206	260,358
Deferred tax assets	7,459	7,130
Other current assets	489,981	272,270
Total current assets	5,870,899	4,527,202
Equipment and software, net	14,214	13,180
Operating lease right-of-use assets	5,629	6,346
Intangible assets, net	773	1,226
Other non-current assets	726	713
Total assets	$5,892,241	$4,548,667
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,216	$9,955
Deferred revenue, current	4,549	4,710
Deposits from stablecoin holders	4,392,828	3,313,527
Borrowings	139,679	118,848
Borrowings of digital intangible assets	357,692	233,687
Obligations to return collateral	341,041	400,132
Deferred tax liability, current	7,674	7,674
Operating lease liabilities, current	2,536	2,483
Other current liabilities	196,859	135,125
Total current liabilities	5,450,074	4,226,141
Operating lease liabilities, non-current	3,327	3,978
Total liabilities	5,453,401	4,230,119
Commitments and contingencies	—	—
Stockholders’ equity:	—	—
Common stock A, $0.0001 par value - 3,000,000,000 and 139,950,076 shares authorized as of March 31, 2026 and December 31, 2025; 106,811,561 and 33,822,318 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	10	3
Common stock B, $0.0001 par value - 300,000,000 and 140,000,000 shares authorized as of March 31, 2026 and December 31, 2025, respectively; 8,855,382 and 8,855,382 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	1	1
Convertible preferred stock, $0.0001 par value - 200,000,000 and 68,965,833 shares authorized as of March 31, 2026 and December 31, 2025; nil and 60,778,788 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	—	222,480
Minority interest	1,787	1,953
Additional paid-in capital	435,610	32,006
Retained earnings	1,432	62,105
Total stockholders’ equity	438,840	318,548
Total liabilities and stockholders’ equity	$5,892,241	$4,548,667

BitGo Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Revenue
Total revenue	$3,773,573	$1,774,664
Expenses
Digital assets sales cost	3,647,845	1,602,176
Staking fees	41,443	127,722
Stablecoin sponsor fees	35,337	—
Interest expense	6,018	1,685
Compensation and benefits	40,802	24,317
General and administrative expenses	20,305	15,549
Depreciation and amortization	1,727	866
Total expenses	3,793,477	1,772,315
Income (loss) from operations	(19,904)	2,349
Net change in unrealized appreciation (loss) on digital assets	(53,723)	(33,812)
Gain (loss) on disposal of digital assets	1,987	(1,532)
Total other loss	(51,736)	(35,344)
Loss before income taxes	(71,640)	(32,995)
Benefit from income taxes	(10,967)	(7,261)
Net loss	$(60,673)	$(25,734)
Net loss attributable to common stockholders, basic and diluted	$(60,673)	$(25,734)
of which:
Basic and diluted - Class A common stock and Class B common stock	$(60,673)	$—
Basic and diluted - Class A common stock	$—	$(20,462)
Basic and diluted - Class F common stock	$—	$(5,272)
Net loss per share:
Basic and diluted - Class A common stock and Class B common stock	$(0.62)	$—
Basic and diluted - Class A common stock	$—	$(0.69)
Basic and diluted - Class F common stock	$—	$(0.69)
Weighted-average shares used in computing net loss per share:
Basic and diluted - Class A common stock and Class B common stock	98,409	—
Basic and diluted - Class A common stock	—	29,499
Basic and diluted - Class F common stock	—	7,601

BitGo Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flow from operating activities:
Net loss	$(60,673)	$(25,734)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	11,248	950
Depreciation and amortization	1,727	866
Provision (benefit) for credit losses	(218)	708
Digital asset fair value adjustment	53,701	31,608
Digital intangible assets received as revenue payments	(10,960)	(25,269)
Digital intangible assets used as accounts payable payments	3,182	4,801
(Gain) loss on disposal of digital intangible assets	(1,987)	1,532
Change in fair value of receivables denominated in digital intangible assets	73	2,418
Change in fair value of payables denominated in digital intangible assets	(51)	(214)
Changes in assets and liabilities
Accounts receivable, net	4,731	2,250
Digital intangible assets	3,871	16,410
Deferred tax asset	(329)	(10,899)
Other assets	(9,299)	(508)
Accounts payables	(2,984)	(1,289)
Deferred revenue	(161)	1,284
Deferred tax liability	—	(7,462)
Other liabilities.	(21,348)	16,767
Net cash provided by (used in) operating activities	(29,477)	8,219
Cash flow from investing activities:
Purchase of equipment and capitalization of internally developed software costs	(2,308)	(2,541)
Purchase of digital intangible assets for treasury	(14,816)	(123)
Origination of loans receivable	(43,203)	(106,594)
Repayment of loans receivable	48,990	108,332
Net cash used in investing activities	(11,337)	(926)
Cash flow from financing activities:
Proceeds from the issuance of common stock upon exercise of options	1,019	228
Payments of withholding taxes on net share settlement of restricted stock units	(2,984)	—
Proceeds from initial public offering, net of issuance costs	174,285	—
Share of earnings attributable to minority interest in joint venture	(166)	(98)
Proceeds from borrowings to support loans	97,751	40,000
Repayment of borrowings	(76,920)	(20,000)
Deposits from stablecoin holders, net of redemptions	1,079,301	56,998

Payments to non custodial customer assets pending settlement	(51,202)	(30,232)
Fiat currency received as collateral	6,850	—
Fiat currency returned as collateral	(27,496)	(27,134)
Net cash provided by financing activities	1,200,438	19,762
Net increase in cash and cash equivalents	1,159,624	27,055
Cash and cash equivalents, beginning of period	3,419,802	87,424
Cash and cash equivalents, end of period	$4,579,426	$114,479

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with peer companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the Appendix below.

Adjusted EBITDA: We define Adjusted EBITDA as net income (loss), excluding (i) provision for income taxes, (ii) depreciation and amortization, (iii) stock-based compensation expense, (iv) employer payroll taxes on employee stock transactions, (v) net changes in unrealized appreciation (loss) on digital assets, and (vi) certain non-recurring charges (which are specified in detail below). The above items are excluded from our Adjusted EBITDA measure because they are non-cash in nature, their amount and timing are volatile and influenced by digital asset prices, they are unpredictable, or they are not driven by the core results of operations. In any case, including such items would reduce the comparability of our financial performance across periods and with industry peers. We believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance in a consistent manner. Moreover, Adjusted EBITDA is a key measure used by our management internally for financial, risk management and operational decision-making.

Adjusted EBITDA Reconciliation
(unaudited, in thousands)

	Three Months Ended March 31,
	2026	2025
Net loss	$(60,673)	$(25,734)
Benefit from income taxes	(10,967)	(7,261)
Depreciation and amortization	1,727	866
Stock-based compensation expense	11,248	950
Employer payroll taxes on employee stock transactions	287	—
Net change in unrealized appreciation on digital assets	53,723	33,812
Legal contingencies, settlements, and related costs	2,971	1,268
Adjusted EBITDA	$(1,684)	$3,901